Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

By and Between

ENTRADA THERAPEUTICS, INC.

AND

VERTEX PHARMACEUTICALS INCORPORATED

Dated as of December 7, 2022

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7.	Company’s Conditions to Closing		12

	7.1	Representations and Warranties	12
	7.2	Covenants	12
	7.3	Closing Deliverables	12

8.	Mutual Conditions to Closing		12

	8.1	Absence of Litigation	12
	8.2	HSR Act	13
	8.3	No Prohibition	13

9.	Termination		13

	9.1	Ability to Terminate	13
	9.2	Automatic Termination	13
	9.3	Effect of Termination	14

10.	Additional Covenants and Agreements		14

	10.1	Standstill	14
	10.2	Lock-Up	15
	10.3	Market Listing	16
	10.4	Assistance and Cooperation	16
	10.5	Rule 144 Reporting	16
	10.6	Voting Agreement	17

11.	Miscellaneous		19

	11.1	Governing Law; Submission to Jurisdiction	19
	11.2	Waiver	19
	11.3	Notices	19
	11.4	Entire Agreement	19
	11.5	Amendments	19
	11.6	Headings; Nouns and Pronouns; Section References	19
	11.7	Severability	19
	11.8	Assignment	20
	11.9	Successors and Assigns	20
	11.10	Counterparts	20
	11.11	Third Party Beneficiaries	20
	11.12	No Strict Construction	20
	11.13	Survival of Warranties	20
	11.14	Remedies	21
	11.15	Expenses	21
	11.16	Public Announcement	21

Exhibit A – Form of Cross Receipt

Exhibit B – Notices

Exhibit C – Form of Form 8-K

Exhibit D – Form of Irrevocable Proxy

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 7, 2022, by and between Vertex Pharmaceuticals Incorporated, a corporation organized under the laws of The Commonwealth of Massachusetts (the “Investor”) with offices located at 50 Northern Avenue, Boston, Massachusetts 02210, and Entrada Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), with its principal place of business at 6 Tide Street, Boston, Massachusetts 02210.

WHEREAS, the Company and Investor are party to a Strategic Collaboration and License Agreement (the “License Agreement”) of even date herewith pursuant to which the Company will perform certain research activities and grant to the Investor an exclusive license to exploit novel products for the treatment or prevention of myotonic dystrophy type 1.

WHEREAS, pursuant to Section 5.2 of the License Agreement, as partial consideration for the grant by the Company to the Investor of the license contemplated by the License Agreement, the Company desires to issue, and Investor desires to purchase, shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) as herein described, on the terms and conditions hereinafter set forth.

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

1.             Definitions.

1.1            Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“Affiliate” shall mean, with respect to a Person, any other Person which controls, is controlled by or is under common control with the applicable Person. For purposes of this definition, “control” shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors, or otherwise having the power to control or direct the affairs of such Person; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such non-corporate entities.

“Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.

“Business Day” shall mean a day on which the Nasdaq and commercial banking institutions in New York, New York are open for business.

“Cross Receipt” shall mean an executed document signed by each of the Company and the Investor, in substantially the form of Exhibit A attached hereto.

“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”

“Governmental Authority” shall mean any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.

“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

“Material Adverse Effect” shall mean any change, event or occurrence (each, an “Effect”) that, individually or when taken together with all other Effects, has (i) a material adverse effect on the business, financial condition, assets, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform its obligations, or consummate the Transaction, in accordance with the terms of this Agreement, except in the case of (i) or (ii) to the extent that any such Effect results from or arises out of: (A) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles in the United States or interpretations thereof that, in each case, generally affect the biotechnology or biopharmaceutical industries, (C) the announcement of this Agreement or the License Agreement, or the identity of the Investor, (D) any change in the trading prices or trading volume of the Common Stock (it being understood that the facts giving rise to or contributing to any such change may be deemed to constitute, or be taken into account when determining whether there has been or will be, a Material Adverse Effect, except to the extent any of such facts is an Effect referred in clauses (A) through (H) of this definition), (E) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (F) earthquakes, hurricanes, floods or other natural disasters, (G) any action taken by the Company with the Investor’s written consent, (H) any breach, violation or non-performance by the Investor or any of its Affiliates under the License Agreement, or (I) shareholder litigation arising out of or in connection with the execution, delivery or performance of this Agreement or the License Agreement; provided, that with respect to clauses (A), (B), (E) and (F) such Effect does not have a materially disproportionate and adverse effect on the Company relative to other companies in the biotechnology or biopharmaceutical industries.

“Organizational Documents” shall mean (i) the Amended and Restated Certificate of Incorporation of the Company dated as of September 17, 2019, as amended through the date of this Agreement and (ii) the Amended and Restated Bylaws of the Company, as amended through the date of this Agreement.

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“Person” shall mean any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Third Party” shall mean any Person (other than a Governmental Authority) other than the Investor, the Company or any Affiliate of the Investor or the Company.

“Transaction” means the issuance and sale of the Shares by the Company, and the purchase of the Shares by the Investor, in accordance with the terms hereof.

“Transaction Agreements” means this Agreement and the License Agreement.

1.2            Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

Defined Term	Section
Affiliate Irrevocable Proxy Aggregate Purchase Price	Section 10.6(a) Section 2
Agreed Disclosures	Section 11.16
Agreement	Preamble
Board	Section 3.2(a)
Business Combination	Section 10.1(a)
Change of Control	Section 10.2
Closing	Section 3.1
Closing Date	Section 3.1
Common Stock	Preamble
Company	Preamble
Company SEC Documents	Section 4.10(a)
Derivative	Section 10.1(a)
Exchange Act Extraordinary Matters HSR Act	Section 4.10(a) Section 10.6(d) Section 4.7
Irrevocable Proxy LAS	Section 10.6(b) Section 4.7
License Agreement	Preamble
Lock-Up Securities	Section 10.2
Investor	Preamble
Regulation D	Preamble
SEC	Preamble
Securities Act	Preamble
Share Amount	Section 2
Shares	Section 2
Termination Date	Section 9.1
Transfer	Section 10.2

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2.            Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, free and clear of all liens, other than any liens arising as a result of any action by the Investor, and the Investor shall purchase from the Company, a number of shares of Common Stock equal to the Share Amount (the “Shares”), for a purchase price of $16.26 per share and an aggregate purchase price of US $26,318,648 (the “Aggregate Purchase Price”). The “Share Amount” shall equal 1,618,613 shares of Common Stock; provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company after the date hereof and on or prior to the Closing which affects or relates to the Common Stock, the Share Amount shall be adjusted proportionately.

3.            Closing Date; Deliveries.

3.1            Closing Date. Subject to the satisfaction or waiver of all the conditions to the Closing set forth in Sections 6, 7 and 8 hereof, the closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held on the third (3rd) Business Day after the satisfaction of the conditions to Closing set forth in Sections 6, 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction at such time of such conditions), at 10:00 a.m. New York time (ET), at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, or at such other time, date and location as the parties may agree. The date the Closing occurs is hereinafter referred to as the “Closing Date.”

3.2            Deliveries.

(a)            Deliveries by the Company. At the Closing, the Company shall instruct its transfer agent to register the Shares in book-entry in the name of the Investor. The Company shall also deliver at the Closing: (i) a duly executed Cross Receipt; (ii) a certificate in form and substance reasonably satisfactory to the Investor and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Section 6 of this Agreement have been fulfilled; and (iii) a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the Amended and Restated Bylaws of the Company as in effect at the time of the actions by the board of directors of the Company (the “Board”) referred to in clause (B) below, and on the Closing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board authorizing the execution, delivery and performance of this Agreement, the License Agreement and the transactions contemplated respectively therein and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; (C) that attached thereto is a true and complete copy of the Company’s Amended and Restated Certificate of Incorporation as in effect at the time of the actions by the Board referred to in clause (B) above, and on the Closing Date.

(b)            Deliveries by the Investor. At the Closing, the Investor shall deliver, or cause to be delivered, to the Company the Aggregate Purchase Price by wire transfer of immediately available United States funds to an account designated by the Company. The Company shall notify the Investor in writing of the wiring instructions for such account not less than three (3) Business Days before the Closing Date. The Investor shall also deliver, or cause to be delivered, at the Closing: (i) a duly executed Cross Receipt; and (ii) a certificate in form and substance reasonably satisfactory to the Company and duly executed on behalf of the Investor by an authorized executive officer of the Investor, certifying that the conditions to Closing set forth in Section 7 of this Agreement have been fulfilled.

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4.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

4.1            Organization, Good Standing and Qualification.

(a)            The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and corporate authority to own, lease and operate its properties and assets, to carry on its business as now conducted, and as proposed to be conducted as described in the Company SEC Documents, to enter into the Transaction Agreements, to issue and sell the Shares and to carry out the other transactions contemplated by the Transaction Agreements.

(b)            The Company is qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to be so qualified would not have or be reasonably likely to have a Material Adverse Effect.

4.2            Capitalization and Voting Rights.

(a)            The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the most recent Company SEC Documents (as defined herein) as of the date indicated therein (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the most recent Company SEC Documents or pursuant to the exercise of convertible securities or options referred to in the most recent Company SEC Documents). The outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(b)            All of the authorized shares of Common Stock are entitled to one (1) vote per share.

(c)            Except as described or referred to in Section 4.2(a) above and as set forth in the Company SEC Documents, as of the date hereof, there are not: (i) any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company or (ii) any restrictions on the transfer of capital stock of the Company other than pursuant to state and federal securities Laws.

(d)            Except as set forth in the Company SEC Documents, the Company is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.

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4.3            Subsidiaries. The Company has disclosed all of its subsidiaries required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K in an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

4.4            Authorization.

(a)            All requisite corporate action on the part of the Company, its directors and stockholders required by applicable Law for the authorization, execution and delivery by the Company of the Transaction Agreements, and the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance and delivery of the Shares, has been taken.

(b)            This Agreement and the License Agreement have been duly executed and delivered by the Company, and upon the due execution and delivery of this Agreement and the License Agreement by the Investor, this Agreement and the License Agreement will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

4.5            No Defaults. The Company is not in default under or in violation of (a) its Organizational Documents, (b) any provision of applicable Law or any ruling, writ, injunction, order, Permit, judgment or decree of any Governmental Authority or (c) any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, except, in the case of subsections (b) and (c), as would not have or be reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, there exists no condition, event or act which after notice, lapse of time, or both, would constitute a default or violation by the Company under any of the foregoing, except, in the case of subsections (b) and (c), as would not have or be reasonably likely to have a Material Adverse Effect.

4.6            No Conflicts. The execution, delivery and performance of the Transaction Agreements, and compliance with the provisions hereof and thereof (including the issuance of the Shares), by the Company do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, (c) result in any encumbrance upon any of the Shares, other than restrictions on resale pursuant to securities laws, or on any of the properties or assets of the Company or any subsidiary or (d) violate or conflict with any of the provisions of the Company’s Organizational Documents, except, in the case of subsections (a), (b) and (c) as would not have or be reasonably likely to have a Material Adverse Effect with respect to this Agreement.

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4.7            No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by the Company in connection with the authorization, execution and delivery by the Company of any of the Transaction Agreements, or with the authorization, issue and sale by the Company of the Shares, except (i) such filings as may be required to be made with the SEC and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws, (ii) as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (iii) with respect to the Shares, the filing with The Nasdaq Stock Market LLC of, and the absence of unresolved issues with respect to, a Notification Form: Listing of Additional Shares (the “LAS”).

4.8            Valid Issuance of Shares. When issued, sold and delivered at the Closing in accordance with the terms hereof for the Aggregate Purchase Price, the Shares will be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights as a result of any action by the Investor or under federal or state securities Laws.

4.9            Litigation. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there is no action, suit, proceeding or investigation pending (of which the Company has received notice or otherwise has knowledge) or, to the Company’s knowledge, threatened, against the Company or which the Company intends to initiate, where such action, suit, proceeding or investigation, as the case may be, would reasonably be expected to have a Material Adverse Effect.

4.10            Company SEC Documents; Financial Statements; Nasdaq Stock Market.

(a)            The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Since December 31, 2021, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (the “Company SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act, and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments received from the SEC.

(b)            As of the date of this Agreement, the Common Stock is listed on The Nasdaq Global Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Market. As of the date of this Agreement, the Company has not received any notification that, and has no knowledge that, the SEC or The Nasdaq Stock Market LLC is contemplating terminating such listing or registration. The Shares, when issued, will be listed on The Nasdaq Global Market.

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(c)            The financial statements of the Company included in the Company SEC Documents, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except (i) as set forth in the Company SEC Documents or (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect. There are no material unconsolidated subsidiaries of the Company or any material off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the SEC Documents filed prior to the date hereof nor any obligations to enter into any such arrangements.

4.11            Absence of Certain Changes.

(a)            Except as disclosed in the Company SEC Documents filed prior to the date hereof, since December 31, 2021, each of Company and its subsidiaries has conducted its business operations in the ordinary course of business consistent with past practice, and there has not occurred any event, change, development, occurrence, circumstance or condition that, individually or in the aggregate, has had or would reasonably be expected to cause a Material Adverse Effect.

(b)            Except as disclosed in the Company SEC Documents filed prior to the date hereof, since December 31, 2021, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its material assets or rights.

(c)            Since December 31, 2021, the Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

4.12            No Undisclosed Material Liabilities. The Company and its subsidiaries do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (a) reflected or reserved against on the most recent consolidated balance sheet of the Company included in the SEC Documents, (b) incurred since the date of such consolidated balance sheet in the ordinary course of business or (c) that are not material to the Company and its subsidiaries taken as a whole.

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4.13            Offering. Subject to the accuracy of the Investor’s representations set forth in Sections 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements. Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.

4.14            No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.

4.15            Brokers’ or Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by the Transaction Agreements.

4.16            Internal Controls; Disclosure Controls and Procedures. The Company maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) required in order for the principal executive officer and principal financial officer of the Company to engage in the review and evaluation process mandated by the Exchange Act, and is in compliance with such disclosure controls and procedures in all material respects. Each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC.

4.17            Not an Investment Company. The Company is not, and solely after receipt of the Aggregate Purchase Price, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.18            Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares in violation of Regulation M under the Exchange Act.

5.            Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company, that:

5.1            Organization. The Investor is a corporation organized under the laws of The Commonwealth of Massachusetts.

5.2            Authorization. All requisite action on the part of the Investor and its directors and stockholders, required by applicable Law for the authorization, execution and delivery by the Investor of the Transaction Agreements, and the performance of all of its obligations thereunder, including the subscription for and purchase of the Shares, has been taken. The Transaction Agreements have been duly executed and delivered by the Investor and upon the due execution and delivery thereof by the Company, will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

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5.3            No Conflicts. The execution, delivery and performance of the Transaction Agreements, and compliance with the provisions hereof and thereof, by the Investor do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Investor or any of its assets, are bound, or (c) violate or conflict with any of the provisions of the Investor’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents), except as would not have or be reasonably likely to materially adversely affect the ability of the Investor to consummate the Transactions and perform its obligations under the Transaction Agreements.

5.4            No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of any Governmental Authority or other Third Party is required to be obtained by the Investor in connection with the authorization, execution and delivery of the Transaction Agreements, or with the subscription for and purchase of the Shares, except as required pursuant to the HSR Act.

5.5            Investor Entirely for Own Account. The Shares shall be acquired for the Investor’s own account, not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in or otherwise distributing the Shares. The Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Shares.

5.6            Disclosure of Information. The Investor has received all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Shares hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Shares sufficient to enable it to evaluate its investment. The foregoing, however, does not modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Company SEC Documents, or limit or modify the representations and warranties of the Company in Section 4 of this Agreement, or the right of the Investor to rely thereon.

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5.7            Investment Experience and Accredited Investor Status. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act). The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

5.8            Acquiring Person. As of the date of this Agreement and immediately prior to the Closing, neither the Investor nor any of its Affiliates beneficially owns, or will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership, and without regard to Investor’s rights under this Agreement), any securities of the Company, except for securities that may be owned by employee benefit plans of the Investor or its Affiliates in the ordinary course of business.

5.9            Restricted Securities. The Investor understands that the Shares, when issued, will be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances.

5.10            Legends. The Investor understands that any certificates or book-entries representing the Shares shall bear the following legends:

“These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to Entrada Therapeutics, Inc.) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”; and any legend required by applicable state securities Laws.

5.11            Financial Assurances. As of the date hereof and as of the Closing Date, the Investor has and will have access to cash in an amount sufficient to pay to the Company the Aggregate Purchase Price.

6.            Investor’s Conditions to Closing. The Investor’ obligation to purchase the Shares at the Closing is subject to the fulfillment as of such Closing of the following conditions (unless waived in writing by the Investor):

6.1            Transfer Agent Instructions. The Company will have delivered to its transfer agent irrevocable written instructions to issue the Shares to the Investor on the Closing Date in a form and substance acceptable to such transfer agent.

6.2            Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; provided, however, that for purposes of this Section 6.2, all such representations and warranties of the Company (other than Sections 4.1, 4.2(a), 4.3, 4.4, 4.5(a), and 4.8 of this Agreement) shall be deemed to be true and correct for purposes of this Section 6.2 unless the failure or failures of such representations and warranties to be so true and correct, without regard to any “material,” “materiality” or “Material Adverse Effect” qualifiers set forth therein, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

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6.3            Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.4            No Material Adverse Effect. From and after the date of this Agreement until the Closing Date, there shall have occurred no event that has caused or would reasonably be expected to cause a Material Adverse Effect.

6.5            Listing. The Shares shall be eligible for listing on The Nasdaq Global Market.

6.6            License Agreement. The Effective Date (as such term is defined in the License Agreement) shall have occurred.

6.7            Closing Deliverables. All closing deliverables as required under Section 3.2(a) shall have been delivered by the Company to the Investor.

7.            Company’s Conditions to Closing. The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment as of such Closing of the following conditions (unless waived in writing by the Company):

7.1            Representations and Warranties. The representations and warranties made by the Investor in Section 5 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date.

7.2            Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects.

7.3            Closing Deliverables. All closing deliverables as required under Section 3.2(b) shall have been delivered by the Investor to the Company.

8.            Mutual Conditions to Closing. The obligations of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

8.1            Absence of Litigation. There shall be no action, suit, proceeding or investigation by a Governmental Authority pending or currently threatened in writing against the Company or the Investor that questions the validity of any of the Transaction Agreements, the right of the Company or the Investor to enter into any Transaction Agreement or to consummate the transactions contemplated hereby or thereby or which, if determined adversely, would impose substantial monetary damages on the Company or the Investor as a result of the consummation of the transactions contemplated by any Transaction Agreement.

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8.2            HSR Act. The filings required under the HSR Act in connection with the Transaction Agreements, as applicable, shall have been made and the required waiting period shall have expired or been terminated.

8.3            No Prohibition. No provision of any applicable Law and no judgment, injunction (preliminary or permanent), order or decree that prohibits, makes illegal or enjoins the consummation of the Transaction shall be in effect.

9.            Termination.

9.1            Ability to Terminate. This Agreement may be terminated at any time (the effective date of such termination, which shall be no sooner than three (3) Business Days after notice of such termination, the “Termination Date”) prior to the Closing by:

(a)            mutual written consent of the Company and the Investor;

(b)            either the Company or the Investor, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 8 shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

(c)            the Company, upon written notice to the Investor, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 7. could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of the Investor set forth in this Agreement, or (ii) if any representation or warranty of the Investor shall have been or become untrue, in each case such that any of the conditions set forth in Section 7, could not be satisfied by the Termination Date;

(d)            the Investor, upon written notice to the Company, so long as the Investor is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6 could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or (ii) if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 6, could not be satisfied by the Termination Date.

9.2            Automatic Termination. In the event that the License Agreement is terminated prior to the Effective Date thereof (as such term is defined in the License Agreement), this Agreement shall terminate automatically.

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9.3            Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 or Section 9.2 hereof, (a) this Agreement (except for this Section 9.3 and Section 11 hereof (other than Section 11.13), and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 9.3 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

10.            Additional Covenants and Agreements.

10.1            Standstill.

(a)            The Investor hereby agrees that, unless otherwise agreed in writing by the Company, during the period commencing on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date, neither the Investor nor any of its Affiliates officers, directors, employees, professional advisors or agents acting on the Investor’s behalf, will: (a) propose (i) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transactions involving the Company, (ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company, or (iii) knowingly encourage or support a tender, exchange or other offer or proposal by any Person except in the case of a tender or exchange offer the acceptance of which has been recommended to the stockholders by the Board; (b) (i) acquire beneficial ownership of any securities (including any additional securities of the Company or any instrument that gives the Investor or any of its Affiliates the economic equivalent of ownership of an amount of securities of the Company (a “Derivative”)) of the Company except in the ordinary course and for passive investment purposes up to nine point nine percent (9.9%) of the Company’s then-outstanding Common Stock (collectively, a transaction specified in (a)(i), (a)(ii) and (b)(i) involving a majority of the Company’s outstanding capital stock or consolidated assets, is referred to as a “Business Combination”), (ii) propose or seek, whether alone or in concert with others, any “solicitation” (as such term is used in the rules of the SEC) of proxies or consents to vote any securities (including any Derivatives) of the Company, (iii) nominate any Person as a director of the Company, or (iv) propose any matter to be voted upon by the stockholders of the Company; (c) directly or indirectly, form, join or in any way participate in a third party “group” (as such term is used in Section 13(d)(3) of the Exchange Act) (or discuss with any third party the potential formation of a group) with respect to any securities (including any Derivatives) of the Company or a Business Combination involving the Company; (d) take any action that would reasonably be expected to require the Company to make a public announcement regarding a potential Business Combination; or (e) request or propose in writing to the Board, any member(s) thereof or any officer of the Company that the Company amend, waive, or consider the amendment or waiver of, any provisions set forth in this Section 10.1(a). Notwithstanding anything to the contrary provided in this Section 10.1, the Investor and/or its Affiliates will not be restricted from (I) making a private, confidential proposal for a possible Business Combination between itself and the Company solely to the Board so long as such confidential proposal would not require or reasonably be expected to require (under applicable law, regulation or in connection with fiduciary obligations) the Company or its Board to make any public disclosure or announcement regarding such communication, or (II) submitting to the Board or to the Chief Executive Officer of the Company a confidential request or proposal for the Company to amend or waive, or consider the amendment or waiver of, any provisions set forth in this Section 10.1(a), provided that neither the Company nor the Investor or any of its Affiliates is required to publicly disclose the fact that such request or proposal was made.

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(b)            Notwithstanding anything contained herein to the contrary, it is understood and agreed that the Investor shall not be prohibited from entering into an agreement and having discussions with legal, accounting or financial advisors for the limited purposes of evaluating any of the transactions contemplated by this Section 10.1, and the Investor and/or its Affiliates will not be prohibited from the actions in clauses (a) through (d) of Section 10.1(a) in the event that (i) the Company enters into a definitive agreement with a third party for a transaction involving a Business Combination after the date of this Agreement, (ii) the Company sells all or substantially all of its assets, (iii) a liquidation or dissolution of the Company occurs, (iv) any Person or Persons acting in concert shall have announced or commenced a tender offer or exchange offer for more than fifty percent (50%) of the Company’s outstanding voting securities, or (v) on and after the date that is twelve (12) months following the termination of the License Agreement. Neither (y) the passive ownership nor purchase by an independently managed employee benefit plan of the Investor or its Affiliates of interests in securities comprising part of a mutual fund or broad based, publicly traded market basket or index of stocks approved for such a plan or trust in which such plan or trust invests, which fund, basket or index in-turn holds, directly or indirectly, securities of the Company, or (z) the mere voting of the Shares in accordance with the terms of this Agreement, will be deemed to be a breach of the Investor’s standstill obligations under this Section 10.1.

(c)            The Investor’s standstill obligations outlined in this Section 10.1 shall supersede in all respects any standstill obligations of the Investor in that certain confidentiality agreement between the Company and Investor, dated as of October 10, 2022.

10.2            Lock-Up. During the period commencing on the Closing Date and ending on the second (2nd) anniversary of the Closing Date, without the prior approval of the Board of the Company, the Investor shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Shares (together with (a) any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (b) any shares of Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares) (the “Lock-Up Securities”), including, without limitation, any “short sale” or similar arrangement, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise (the foregoing actions, collectively, a “Transfer”). Notwithstanding the foregoing, during the period commencing on the eighteen (18) month anniversary of the Closing Date and ending on the second (2nd) anniversary of the Closing Date, inclusive, without the prior approval of the Board of the Company, the Investor shall be permitted to Transfer up to 50% of the Lock-Up Securities. Notwithstanding the foregoing, this Section 10.2 shall not prohibit the Investor or its Affiliates from transferring Lock-Up Securities to an Affiliate of the Investor if such transferee Affiliate executes an agreement with the Company to be bound by the restrictions set forth in Sections 10.1 and 10.2.

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Notwithstanding any other provision herein, this Section 10.2 shall not prohibit or restrict any disposition of Lock-Up Securities by the Investor in connection with (i) a bona fide tender offer by a Person other than the Investor involving a Change of Control of the Company (as defined below), which has not been rejected by the Company’s Board, (ii) an issuer tender offer by the Company, or (iii) the Company’s public announcement of a definitive agreement to consummate an Acquisition Transaction. For the purposes of this Agreement, a “Change of Control” means the transfer, in one transaction or a series of related transactions, as a result of which any Person or group of Persons, other than the Company, (a) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting securities of the Company or (b) completes a direct or indirect acquisition or license of all or substantially all of the assets of the Company.

10.3            Market Listing. From the date hereof through the Closing Date, Company shall use all reasonable efforts to (a) maintain the listing and trading of the Common Stock on The Nasdaq Global Market and (b) effect the listing of the Shares on The Nasdaq Global Market, including submitting the LAS to The Nasdaq Stock Market LLC no later than fifteen (15) calendar days prior to the Closing Date.

10.4            Assistance and Cooperation. Prior to the Closing, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Section 4.8.1 and 4.8.2 of the License Agreement, as applicable, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using all reasonable efforts to accomplish the following: (a) taking all reasonable acts necessary to cause the conditions precedent set forth in Sections 6, 7 and 8 to be satisfied (including, in the case of the Company, promptly notifying the Investor of any notice from The Nasdaq Stock Market LLC with respect to the LAS); (b) taking all reasonable actions necessary to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any); and (c) taking reasonable steps to obtain all necessary consents, approvals or waivers from Third Parties.

10.5            Rule 144 Reporting. For as long as Investor or any of its Affiliates beneficially owns any Shares, to the extent it shall be required to do so under the Exchange Act, Company shall use its reasonable best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall use commercially reasonable efforts to take such further necessary action as the Investor may reasonably request in connection with the removal of any restrictive legend on the Shares being sold, all to the extent required from time to time to enable Investor to sell the Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144, provided that in connection therewith the Company (i) shall not be required to take any action that would not be in compliance with applicable law, including, without limitation, the Securities Act, and (ii) may require the Investor to execute such documentation as is reasonably satisfactory to the Company.

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10.6            Voting Agreement.

(a)              From and after the Closing Date and ending on the earliest to occur of (i) the fourth (4th) anniversary of the Closing Date, (ii) the consummation of a Change of Control of the Company, (iii) the liquidation or dissolution of the Company or (iv) the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act, other than as permitted by Section 10.6(d) with respect to Extraordinary Matters, if the Investor and/or its Affiliates shall collectively beneficially own securities of the Company representing at least five percent (5%) of the Company’s Common Stock (as calculated pursuant to Rule 13d-3 of the Securities Act), then in any vote or action by written consent of the stockholders of the Company (including, without limitation, with respect to the election of directors), the Investor shall, and shall cause its Affiliates to, vote or execute a written consent with respect to all voting securities of the Company as to which they are entitled to vote or execute a written consent in accordance with the recommendation of the Board.

(b)              In furtherance of this Section 10.6, the Investor hereby irrevocably appoints the Company and any individuals designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and re-substitution in each of them, for the Investor, and in the name, place and stead of the Investor, to vote (or cause to be voted) or, if applicable, to give consent, in such manner as each such attorney, agent and proxy or his substitute shall in its, his or her sole discretion deem appropriate or desirable with respect to such matters as set forth in Section 10.6(a) with respect to all voting securities (whether taking the form of Common Stock or other voting securities of the Company) with respect to which the Investor is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting or, if applicable, to give written consent with respect thereto (the “Irrevocable Proxy”). This Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the Investor and shall not be terminated by operation of law upon the occurrence of any event. This Irrevocable Proxy shall operate to revoke and render void any prior proxy as to voting securities of the Company heretofore granted by the Investor which is inconsistent herewith. Notwithstanding the foregoing, the Irrevocable Proxy shall be effective if, at any annual or special meeting of the stockholders of the Company (or any consent in lieu thereof) and at any adjournments or postponements of any such meetings, the Investor (A) fails to appear or otherwise fails to cause its voting securities of the Company to be counted as present for purposes of calculating a quorum, or (B) fails to vote such voting securities in accordance with Section 10.6(a), in each case at least five (5) Business Days prior to the date of such stockholders’ meeting (or within five (5) Business Days prior to the effective time of an action to be taken by written consent in lieu of such stockholders’ meeting). The Irrevocable Proxy shall terminate upon the earlier of the expiration or termination of the voting agreement set forth in Section 10.6(a).

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(c)            The Investor shall cause any controlled Affiliate of the Investor that may from time to time own of record (or the record holder holding on behalf of such controlled Affiliate if owned beneficially) voting securities of the Company (whether taking the form of Common Stock or other voting securities of the Company), if and when requested by the Company from time to time, to promptly execute and deliver to the Company an irrevocable proxy, substantially in the form of Exhibit D attached hereto, and irrevocably appoint the Company and any individuals designated by the Company, and each of them individually, with full power of substitution and resubstitution, as its attorney, agent and proxy to vote (or cause to be voted) or to give consent with respect to, all of the voting securities of the Company as to which such controlled Affiliate is entitled to vote, in such manner as each such attorney, agent and proxy or his substitute shall in its, his or her sole discretion deem appropriate or desirable with respect to the matters set forth in this Section 10.6 (the “Affiliate Irrevocable Proxy”). The Investor acknowledges, and shall cause its controlled Affiliates to acknowledge, that any such proxy executed and delivered shall be coupled with an interest, shall constitute, among other things, an inducement for the Company to enter into this Agreement, shall be irrevocable and binding on any successor in interest of such controlled Affiliate and shall not be terminated by operation of Law upon the occurrence of any event. Such proxy shall operate to revoke and render void any prior proxy as to any voting securities of the Company heretofore granted by such controlled Affiliate, to the extent it is inconsistent herewith. The Investor acknowledges and agrees that it shall be a condition to any proposed transfer of voting securities of the Company by the Investor to such controlled Affiliate that such controlled Affiliate execute and deliver to the Company an Affiliate Irrevocable Proxy, and that any purported transfer shall be void and of no force or effect if such Affiliate Irrevocable Proxy is not so executed and delivered at the closing of such transfer. Such proxy shall terminate upon the earlier of the expiration or termination of the voting agreement set forth in this Section 10.6.

(d)            The Investor and its controlled Affiliates may vote, or execute a written consent with respect to, any or all of the voting securities of the Company as to which they are entitled to vote or execute a written consent, as they may determine in their sole discretion, with respect to the following matters (each such matter being an “Extraordinary Matter”):

(i)            any transaction which would result in a Change of Control of the Company;

(ii)            any issuance of Common Stock that represents more than 20% of the then outstanding Common Stock;

(iii)            the entry into any licensing, partnership, collaboration, research and development, joint venture or other commercial agreement; and

(iv)            any liquidation or dissolution of the Company.

(e)            For so long as the voting agreement set forth in this Section 10.6 is in effect, the Investor shall be, and shall cause each of its controlled Affiliates to be, present in person or represented by proxy at all meetings of stockholders to the extent necessary so that all voting securities of the Company as to which they are entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

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11.            Miscellaneous.

11.1            Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Massachusetts, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction.

11.2            Waiver. Waiver by a party of a breach hereunder by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

11.3            Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit B attached hereto, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party, and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed e-mail if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next Business Day; (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Either party may change its address by giving notice to the other party in the manner provided above.

11.4            Entire Agreement. This Agreement and the License Agreement (including any schedules and exhibits hereto and thereto) contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

11.5            Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Investor and the Company.

11.6            Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

11.7            Severability. If any provision hereof is invalid, illegal or unenforceable in any jurisdiction, then, the parties will use commercially reasonable efforts to find and employ a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

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11.8            Assignment. Except for an assignment by the Investor of this Agreement or any rights hereunder to an Affiliate (which assignment will not relieve the Investor of any obligation hereunder), neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (a) the prior written consent of the Company in the case of any assignment by the Investor or (b) the prior written consent of the Investor in the case of an assignment by the Company.

11.9            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.10            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.11            Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto, except that each Affiliate of the Investor is an express third party beneficiary entitled to enforce this agreement directly against the Company. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

11.12            No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party.

11.13            Survival of Warranties. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing for eighteen (18) months, except for (a) the representations and warranties set forth in Sections 4.1, 4.2, 4.4, 4.5(a), 4.6(d), 4.8, 4.12, 5.1, 5.2, 5.3(c), 5.5, 5.7, 5.8, 5.9 and 5.10, which shall survive forever and (b) the representation and warranty of the Investor in Section 5.11, which shall not survive the Closing. The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

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11.14            Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

11.15            Expenses. Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of the Transaction Agreements.

11.16            Public Announcement. On a date to be determined by the Investor, the parties will jointly issue a press release in a mutually agreed form (which press release may be combined with the press release contemplated by the License Agreement to be issued upon execution by the License Agreement) and the Company will file with the SEC a Form 8-K in substantially the form attached hereto as Exhibit C, regarding the signing of the Transaction Agreements (collectively, the “Agreed Disclosures”). Each of the parties agrees that, other than the Agreed Disclosures or as permitted by the immediately succeeding sentence, except as may be required by law, rule, regulation or the requirements of any self-regulatory organization or stock exchange listing requirements (in which case the party required to make the filing, disclosure, communication, release or announcement shall provide the other party a reasonable opportunity to review such filing, disclosure, communication, release or announcement and shall reasonably consider the other party’s comments regarding confidential treatment sought for such filing, disclosure, communication, release or announcement), and as reasonably required by either party for its corporate communications, including corporate presentations and corporate website, each of the parties hereto will not make any public statement, press release or other public filing, disclosure, communication, release, or announcement with respect to this Agreement and any of the transactions contemplated by the Transaction Agreements without the prior written approval of the other party; provided, that nothing herein shall limit or prevent a party from making any statements, press releases or other filings, disclosures, communications, releases or announcements to the extent reasonably related to such party exercising or enforcing any of its rights under this Agreement. For clarity, either party may make subsequent public announcement regarding the Transaction Agreements or activities hereunder or thereunder that has already been approved by the other party without the need to obtain additional written approval of the other party provided that such subsequent public announcement remains correct at such time.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ENTRADA THERAPEUTICS, INC.

By:	/s/ Dipal Doshi
	Name:	Dipal Doshi
	Title:	President and Chief Executive Officer

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Reshma Kewalramani
	Name:	Reshma Kewalramani
	Title:	Chief Executive Officer and President

Signature Page to Stock Purchase Agreement

EXHIBIT A

FORM OF CROSS RECEIPT

A-1

EXHIBIT B

NOTICES

B-1

EXHIBIT C

FORM OF 8-K

C-1

EXHIBIT D

FORM OF IRREVOCABLE PROXY

D-1